As filed with the Securities and Exchange Commission on November 15, 2006

Registration No. ___

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNIVERSAL DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard

Ewing, New Jersey 08618

(609) 671-0980

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

STEVEN V. ABRAMSON

President and Chief Operating Officer

Universal Display Corporation

375 Phillips Boulevard

Ewing, New Jersey 08618

(609) 671-0980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

JUSTIN W. CHAIRMAN, ESQ.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, $0.01 par value	91,055 shares	$12.30	$1,119,977	$120

(1)

Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended. Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Registrant’s common stock on November 14, 2006, as reported on the Nasdaq National Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2006

PROSPECTUS

91,055 Shares

UNIVERSAL DISPLAY CORPORATION

Common Stock

The shareholder of Universal Display Corporation identified in this prospectus under “Selling Shareholder,” or its donees, pledgees or other transferees, is offering up to 91,055 shares of our common stock for resale to the public. The selling shareholder will be selling shares of common stock that it currently owns.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholder. We are paying the expenses of this offering.

The primary market for our common stock is the Nasdaq National Market System, where it trades under the symbol “PANL.” On November 14, 2006, the last reported sale price of our common stock on the Nasdaq National Market System was $12.45 per share.

An investment in our common stock involves significant risks. You should carefully consider the risk factors described beginning on page 5 before investing in our common stock.

The securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2006

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CAUTIONARY STATEMENT

CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain some “forward-looking statements.” Forward-looking statements concern our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.

As you read and consider this prospectus, you should not place undue reliance on any forward-looking statements. You should understand that these statements involve substantial risk and uncertainty and are not guarantees of future performance or results. They depend on many factors that are discussed further in the section of this prospectus entitled “Risk Factors,” including:

•	the outcomes of our ongoing and future research and development activities, and those of others, relating to organic light emitting diode (OLED) technologies and materials;
•	our ability to access future OLED technology developments of our academic and commercial research partners;
•	the potential commercial applications of and future demand for our OLED technologies and materials, and of OLED products in general;
•	our ability to form and continue strategic relationships with manufacturers of OLED products;
•	successful commercialization of products incorporating our OLED technologies and materials by OLED manufacturers, and their continued willingness to utilize our OLED technologies and materials;
•	the comparative advantages and disadvantages of our OLED technologies and materials versus competing technologies and materials currently on the market;
•	the nature and potential advantages of any competing technologies that may be developed in the future;
•	our ability to compete against third parties with resources greater than ours;
•	our ability to maintain and improve our competitive position following the expiration of our fundamental OLED patents;
•	the adequacy of protections afforded to us by the patents that we own or license and the cost to us of enforcing those protections;
•	our ability to obtain, expand and maintain patent protection in the future, and to protect our unpatentable intellectual property;
•	the payments that we expect to receive in the future under our existing contracts and the terms that we are able to enter into with new OLED display manufacturers;
•	our future capital requirements and our ability to obtain additional financing if and when needed; and
•	our future OLED technology licensing and OLED material sales revenues and results of operations.

Changes or developments in any of these areas could affect our financial results or results of operations, and could cause actual results to differ materially from those contemplated in the forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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OUR COMPANY

We are a leader in the research, development and commercialization of organic light emitting diode, or OLED, technologies for use in a variety of flat panel display and other applications. OLEDs are thin, light-weight and power efficient devices, highly suitable for use in portable, full-color display applications. We are focused on licensing our proprietary OLED technologies to leading display manufacturers on a non-exclusive basis, and on selling our proprietary OLED materials to these manufacturers. We believe this business model allows us to concentrate on our core strengths of technology development and innovation, while providing significant operating leverage.

During the second half of 2003, we recognized our first commercial chemical sales and license fee revenues, and in the third quarter of 2004 we recognized our first royalty revenues. We are currently selling our proprietary OLED materials to several display manufacturers who are evaluating or qualifying them for use in commercial OLED products. We have also entered into a patent license agreement with Samsung SDI Co., Ltd. and a cross-license agreement with DuPont Displays, Inc., and we are working under technology development and/or evaluation agreements with several other companies, including Seiko Epson Corporation, Toyota Industries Corporation and Sony Corporation.

Initial applications for OLED displays are small- and medium-sized flat panel displays in a wide variety of portable consumer electronics devices, including mobile phones, personal digital assistants, or PDAs, cameras, camcorders and electronic games. According to DisplaySearch, an independent market research firm tracking the flat panel display industry, the market for flat panel displays, which is currently dominated by liquid crystal displays, or LCDs, is expected to exceed $100 billion in 2009. We believe OLED displays will capture a share of the growing flat panel display market because they offer potential advantages over competing technologies with respect to brightness, power efficiency, viewing angle, video response time and manufacturing cost. According to DisplaySearch, the OLED display market is expected to experience significant growth over the next several years. We believe that larger display applications, such as laptop computers, desktop computer monitors and televisions, also represent a significant opportunity for OLED displays given the potential advantages of OLED technologies for these applications.

Our strategy is to further develop and license our proprietary OLED technologies to display manufacturers for use in small, medium and large consumer electronic devices. Our key proprietary technology, phosphorescent OLEDs, or PHOLEDs, has demonstrated the ability to provide up to four times the efficiency of other types of OLEDs. We also are conducting research and development work directed towards both improving our existing PHOLED technologies and materials for use in displays and lighting products, and we are further developing our other proprietary OLED technologies such as transparent OLEDs and flexible OLEDs. Our focus on next-generation technologies is designed to enable us to continue our position as a leading provider of OLED technologies.

We believe that our technology leadership and intellectual property position will enable us to share in the revenues from OLED products as they enter the mainstream consumer electronics market. Through our internal research and development efforts and our relationships with world-class partners such as Princeton University, the University of Southern California, the University of Michigan and PPG Industries, Inc., we have established a significant portfolio of OLED technologies and associated intellectual property rights. As of November 14, 2006, we owned, exclusively licensed or had the sole right to sublicense more than 750 patents issued and pending worldwide. In addition, our management team has assembled a Scientific Advisory Board that includes some of the leading researchers in the OLED industry, which has enhanced our reputation and our competitive profile.

Corporate Information

Our corporation was organized under the laws of the Commonwealth of Pennsylvania in April 1985. Our current business was commenced in June 1994 by a New Jersey corporation that has since changed its name to UDC, Inc. UDC, Inc. now functions as an operating subsidiary of ours and has overlapping officers and directors. Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618 and our telephone number is (609) 671-0980. Our website is located at www.universaldisplay.com. The information contained on our website is not a part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing our common stock, you should carefully consider the risks described below in this section and the risks described in the documents incorporated by reference in this prospectus. You should not purchase our securities if you cannot afford the loss of your entire investment.

Risks Relating to Our Business and Industry

We have a history of losses and may never be profitable.

Since inception, we have incurred significant losses, and we expect to incur losses until such time, if ever, as we are able to achieve sufficient levels of revenue from the commercial exploitation of our OLED technologies and materials to support our operations. This may never occur because:

•	OLED technologies might not be adopted for broad commercial usage;
•	markets for flat panel displays utilizing OLED technologies may be limited; and
•	amounts we can charge for access to our OLED technologies and materials may not be sufficient for us to make a profit.

We may require additional funding in the future in order to continue our business.

Our capital requirements have been and will continue to be significant. We may require additional funding in the future for the research, development and commercialization of our OLED technologies and materials, to obtain and maintain patents and other intellectual property rights in these technologies and materials, and for working capital and other purposes, the timing and amount of which are difficult to ascertain. Our cash on hand may not be sufficient to meet all of our future needs. When we need additional funds, such funds may not be available on commercially reasonable terms or at all. If we cannot obtain more money when needed, our business might fail. Additionally, if we attempt to raise money in an offering of shares of our common stock, preferred stock, warrants or depositary shares, or if we engage in acquisitions involving the issuance of such securities, the issuance of these shares will dilute our then-existing shareholders.

If our OLED technologies and materials are not feasible for broad-based product applications, we may never generate revenues sufficient to support ongoing operations.

Our main business strategy is to license our OLED technologies and sell our OLED materials to display manufacturers for incorporation into the flat panel display products that they sell. Consequently, our success depends on the ability and willingness of these manufacturers to develop, manufacture and sell commercial flat panel display products integrating our technologies and materials.

Before display manufacturers will agree to utilize our OLED technologies and materials for wide-scale commercial production, they will likely require us to demonstrate to their satisfaction that our OLED technologies and materials are feasible for broad-based product applications. This, in turn, may require additional advances in our technologies and materials, as well as those of others, for applications in a number of areas, including, without limitation, advances with respect to:

•	device reliability;
•	the development of OLED materials with sufficient lifetimes, brightness and color coordinates for full color OLED displays; and
•	issues related to scalability and cost-effective fabrication technologies for product applications.

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We cannot be certain that these advances will ever occur, and hence our OLED technologies and materials may never be feasible for broad-based product applications.

Even if our OLED technologies are technically feasible, they may not be adopted by display manufacturers.

The potential size, timing and viability of market opportunities targeted by us are uncertain at this time. Market acceptance of our OLED technologies will depend, in part, upon these technologies providing benefits comparable or superior to cathode ray tube, or CRT, display and liquid crystal display, or LCD, technologies (the current standard display technologies) at an advantageous cost to manufacturers, and the adoption of products incorporating these technologies by consumers. Many potential licensees of our OLED technologies manufacture flat panel displays utilizing competing technologies, and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate our OLED technologies.

During the entire product development process for a new flat panel display product, we face the risk that our technology will fail to meet the manufacturer’s technical, performance or cost requirements or will be replaced by a competing product or alternative technology. For example, we are aware that some of our licensees and prospective licensees have entered into arrangements with our competitors regarding the development of competing technologies. Even if we offer technologies that are satisfactory to a display manufacturer, the manufacturer may choose to delay or terminate its product development efforts for reasons unrelated to our technologies.

Mass production of OLED displays will require the availability of suitable manufacturing equipment, components and materials, many of which are available only from a limited number of suppliers. In addition, there may be a number of other technologies that display manufacturers need to utilize to be used in conjunction with our OLED technologies in order to bring OLED displays and products containing them to the market. Thus, even if our OLED technologies are a viable alternative to competing flat panel display technologies, if display manufacturers are unable to obtain access to this equipment and these components, materials and other technologies, they may not utilize our OLED technologies.

There are numerous potential alternatives to OLEDs for flat panel displays, which may limit our ability to commercialize our OLED technologies and materials.

The flat panel display market is currently, and will likely continue to be for some time, dominated by displays based on LCD technology. Numerous companies are making substantial investments in, and conducting research to improve characteristics of, LCDs. Plasma and other competing flat panel display technologies have been, or are being, developed. Advances in LCD technology or any of these other technologies may overcome their current limitations and permit them to become the leading technologies for flat panel displays, either of which could limit the potential market for flat panel displays utilizing our OLED technologies and materials. This, in turn, would cause display manufacturers to avoid entering into commercial relationships with us, or to terminate or not renew their existing relationships with us.

Other OLED technologies may be more successful or cost-effective than ours, which may limit the commercial adoption of our OLED technologies and materials.

Our competitors have developed OLED technologies that differ from or compete with our OLED technologies. In particular, competing fluorescent OLED technology, which entered the marketplace prior to ours, may become entrenched in the flat panel industry before our OLED technologies have a chance to become widely utilized. Moreover, our competitors may succeed in developing new OLED technologies that are more cost-effective or have fewer display limitations than our OLED technologies. If our OLED technologies, and particularly our phosphorescent OLED technology, are unable to capture a substantial portion of the OLED display market, our business strategy may fail.

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Many of our competitors have greater resources, which may make it difficult for us to compete successfully against them.

The flat panel display industry is characterized by intense competition. Many of our competitors have better name recognition and greater financial, technical, marketing, personnel and research capabilities than us. Because of these differences, we may never be able to compete successfully in the OLED display market.

The flat panel display industry has historically experienced significant downturns, which may adversely affect the demand for and pricing of our OLED technologies and materials.

Because we do not sell any display products to consumers, our success depends upon the ability and continuing willingness of our display manufacturer licensees to market commercial products integrating our technologies and materials, and the widespread acceptance of those products. Any slowdown in the demand for our licensees’ products would adversely affect our royalty revenues and thus our business. The markets for our display manufacturer licensees’ products are highly competitive, with pressure on prices and profit margins due largely to additional and growing capacity from flat panel display industry competitors. Success in the market for end-user products that may integrate our OLED technologies and materials also depends on factors beyond the control of our licensees and us, including the cyclical and seasonal nature of the end-user markets that our licensees serve, as well as industry and general economic conditions.

The flat panel display industry has experienced significant periodic downturns, often in connection with, or in anticipation of, declines in general economic conditions. These downturns have been characterized by lower product demand, production overcapacity and erosion of average selling prices. Our business strategy is dependent on display manufacturers building and selling displays that incorporate our OLED technologies and materials. Industry-wide fluctuations and downturns in the demand for flat panel displays, and OLED displays in particular, could cause significant harm to our business.

If we fail to make advances in our OLED research and development activities, we might not succeed in commercializing our OLED technologies and materials.

Further advances in our OLED technologies and materials depend, in part, on the success of the research and development work we conduct, both alone and with our research partners. We cannot be certain that this work will yield additional advances in the research and development of these technologies and materials.

Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, without limitation, unanticipated technical or other problems and the possible insufficiency of funds for completing development of these products. Technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete research and development of our OLED technologies and materials successfully, or if we experience delays in completing research and development of our OLED technologies and materials for use in potential commercial applications, particularly after incurring significant expenditures, our business may fail.

If we cannot form and maintain lasting business relationships with OLED display manufacturers, our business strategy will fail.

Our business strategy ultimately depends upon our development and maintenance of commercial licensing and material supply relationships with high-volume manufacturers of OLED displays. As of November 14, 2006, we had entered into only four such relationships, one with each of AU Optronics Corporation, Samsung SDI Co., Ltd., Dupont Displays, Inc. and Tohoku Pioneer Corporation. All of our other relationships with display manufacturers currently are limited to technology development and the evaluation of our OLED technologies and materials for possible use in commercial production. Some or all of these relationships may not succeed or, even if they are successful, may not result in the display manufacturers entering into commercial licensing and material supply relationships with us.

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Under our existing technology development and evaluation agreements, we are working with display manufacturers to incorporate our technologies into their products for the commercial production of OLED displays. However, these technology development and evaluation agreements typically last for limited periods of time, such that our relationships with the display manufacturers will expire unless they continually are renewed. The display manufacturers may not agree to renew their relationships with us on a continuing basis. In addition, we regularly continue working with display manufacturers evaluating our OLED technologies and materials after our existing agreements with them have expired while we are attempting to negotiate contract extensions or new agreements with them. Should our relationships with the display manufacturers not continue or be renewed, our business would suffer.

Our ability to enter into additional commercial licensing and material supply relationships, or to maintain our existing technology development and evaluation relationships, may require us to make financial or other commitments. We might not be able, for financial or other reasons, to enter into or continue these relationships on commercially acceptable terms, or at all. Failure to do so may cause our business strategy to fail.

Conflicts may arise with our licensees or joint development partners, resulting in renegotiation or termination of, or litigation related to, our agreements with them. This would adversely affect our revenues.

Conflicts could arise between us and our licensees or joint development partners as to royalty rates, milestone payments or other commercial terms. Similarly, we may disagree with our licensees or joint development partners as to which party owns or has the right to commercialize intellectual property that is developed during the course of the relationship or as to other non-commercial terms. If such a conflict were to arise, a licensee or joint development partner might attempt to compel renegotiation of certain terms of their agreement or terminate their agreement entirely, and we might lose the royalty revenues and other benefits of the agreement. Either we or the licensee or joint development partner might initiate litigation to determine commercial obligations, establish intellectual property rights or resolve other disputes under the agreement. Such litigation could be costly to us and require substantial attention of management. If we were unsuccessful in such litigation, we could lose the commercial benefits of the agreement, be liable for other financial damages and suffer losses of intellectual property or other rights that are the subject of dispute. Any of these adverse outcomes could cause our business strategy to fail.

We rely solely on PPG Industries to manufacture the OLED materials we use and sell to display manufacturers.

Our business prospects depend significantly on our ability to obtain proprietary OLED materials for our own use and for sale to display manufacturers. Our agreement with PPG Industries, Inc. provides us with a source for these materials for research, development and evaluation purposes, as well as for commercial purposes. This agreement, however, is currently scheduled to expire on December 31, 2008. Our inability to continue obtaining these OLED materials from PPG Industries or another source would have a material adverse effect on our revenues from sales of these materials, as well as on our ability to perform research and development work and to support those display manufacturers currently evaluating our OLED technologies and materials for possible commercial use.

If we cannot obtain and maintain appropriate patent and other intellectual property rights protection for our OLED technologies and materials, our business will suffer.

The value of our OLED technologies and materials is dependent on our ability to secure and maintain appropriate patent and other intellectual property rights protection. Although we own or license many patents respecting our OLED technologies and materials that have already been issued, there can be no assurance that additional patents applied for will be obtained, or that any of these patents, once issued, will afford commercially significant protection for our OLED technologies and materials, or will be found valid if challenged. Moreover, we have not obtained patent protection for some of our OLED technologies and materials in all foreign countries in which OLED displays or materials might be manufactured or sold. In any event, the patent laws of other countries may differ from those of the United States as to the patentability of our OLED technologies and materials and the degree of protection afforded.

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The strength of our current intellectual property position results primarily from the essential nature of our fundamental patents covering phosphorescent OLED devices and certain materials utilized in these devices. These patents begin expiring in 2017. While we hold a wide range of additional patents and patent applications whose expiration dates extend (and in the case of patent applications, will extend) beyond 2017, many of which are also of key importance in the OLED industry, none are of an equally essential nature as our fundamental patents, and therefore our competitive position after 2017 may be less certain.

We may become engaged in litigation to protect or enforce our patent and other intellectual property rights, or in International Trade Commission proceedings to abate the importation of goods that would compete unfairly with those of our licensees. In addition, we may have to participate in interference or reexamination proceedings before the U.S. Patent and Trademark Office, or in opposition, nullity or other proceedings before foreign patent offices, with respect to our patents or patent applications. All of these actions would place our patents and other intellectual property rights at risk and may result in substantial costs to us as well as a diversion of management attention. Moreover, if successful, these actions could result in the loss of patent or other intellectual property rights protection for the key OLED technologies and materials on which our business depends.

In addition, we rely in part on unpatented proprietary technology, and others may independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets, know-how and other proprietary information, we require employees, consultants, financial advisors and strategic partners to enter into confidentiality agreements. These agreements may not ultimately provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of those trade secrets, know-how or other proprietary information. In particular, we may not be able to fully or adequately protect our proprietary information as we conduct discussions with potential strategic partners. If we are unable to protect the proprietary nature of our technology, it will harm our business.

We or our licensees may incur substantial costs or lose important rights as a result of litigation or other proceedings relating to our patent and other intellectual property rights.

There are a number of other companies and organizations that have been issued patents and are filing patent applications relating to OLED technologies and materials, including, without limitation, Eastman Kodak Company, Cambridge Display Technology, Fuji Film Co., Ltd., Canon, Inc., Pioneer Corporation, Semiconductor Energy Laboratories Co. and Mitsubishi Chemical Corporation. As a result, there may be issued patents or pending patent applications of third parties that would be infringed by the use of our OLED technologies or materials, thus subjecting our licensees to possible suits for patent infringement in the future. Such lawsuits could result in our licensees being liable for damages or require our licensees to obtain additional licenses that could increase the cost of their products, which might have an adverse affect on their sales and thus our royalties or cause them to seek to renegotiate our royalty rates.

In addition, in the future we may assert our intellectual property rights by instituting legal proceedings against others. We cannot assure you that we will be successful in enforcing our patents in any lawsuits we may commence. Defendants in any litigation we may commence to enforce our patents may attempt to establish that our patents are invalid or are unenforceable. Thus, any patent litigation we commence could lead to a determination that one or more of our patents are invalid or unenforceable. If a third party succeeds in invalidating one or more of our patents, that party and others could compete more effectively against us. Our ability to derive licensing revenues from products or technologies covered by these patents could also be adversely affected.

Whether our licensees are defending the assertion of third-party intellectual property rights against their businesses arising as a result of the use of our technology, or we are asserting our own intellectual property rights against others, such litigation can be complex, costly, protracted and highly disruptive to our or our licensees’ business operations by diverting the attention and energies of management and key technical personnel. As a result, the pendency or adverse outcome of any intellectual property litigation to which we or our licensees are subject could disrupt business operations, require the incurrence of substantial costs and subject us or our licensees to significant liabilities, each of which could severely harm our business.

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Plaintiffs in intellectual property cases often seek injunctive relief in addition to money damages. Any intellectual property litigation commenced against our licensees could force them to take actions that could be harmful to their business and thus to our royalties, including the following:

•	stop selling their products that incorporate or otherwise use technology that contains our allegedly infringing intellectual property;
•	attempt to obtain a license to the relevant third-party intellectual property, which may not be available on reasonable terms or at all; or
•	attempt to redesign their products to remove our allegedly infringing intellectual property to avoid infringement of the third-party intellectual property.

If our licensees are forced to take any of the foregoing actions, they may be unable to manufacture and sell their products that incorporate our technology at a profit or at all. Furthermore, the measure of damages in intellectual property litigation can be complex, and is often subjective or uncertain. If our licensees were to be found liable for infringement of proprietary rights of a third party, the amount of damages they might have to pay could be substantial and is difficult to predict. Decreased sales of our licensees’ products incorporating our technology would have an adverse effect on our royalty revenues under existing licenses. Any necessity to procure rights to the third-party technology might cause our existing licensees to renegotiate the royalty terms of their license with us to compensate for this increase in their cost of production or, in certain cases, to terminate their license with us entirely. Were this renegotiation to occur, it would likely harm our ability to compete for new licensees and have an adverse effect on the terms of the royalty arrangements we could enter into with any new licensees.

As is commonplace in technology companies, we employ individuals who were previously employed at other technology companies. To the extent our employees are involved in research areas that are similar to those areas in which they were involved at their former employers, we may be subject to claims that such employees or we have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims. The costs associated with these actions or the loss of rights critical to our or our licensees’ business could negatively impact our revenues or cause our business to fail.

The U.S. government has rights to our OLED technologies that might prevent us from realizing the benefits of these technologies.

The U.S. government, through various government agencies, has provided and continues to provide funding to us, Princeton University, the University of Michigan and the University of Southern California for research activities related to certain aspects of our OLED technologies. Because we have been provided with this funding, the government has rights to these OLED technologies that could restrict our ability to market them to the government for military and other applications, or to third parties for commercial applications. Moreover, if the government determines that we have not taken effective steps to achieve practical application of these OLED technologies in any field of use in a reasonable time, the government could require us to grant licenses to other parties in that field of use. Any of these occurrences would limit our ability to obtain the full benefits of our OLED technologies.

If we cannot keep our key employees or hire other talented persons as we grow, our business might not succeed.

Our performance is substantially dependent on the continued services of senior management and other key personnel, and on our ability to offer competitive salaries and benefits to our employees. We do not have employment agreements with any of our management or other key personnel. Additionally, competition for highly skilled technical, managerial and other personnel is intense. We might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

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Risks Relating to This Offering

We can issue shares of preferred stock that may adversely affect the rights of shareholders of our common stock.

Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time-to-time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of shareholders of our common stock. For example, an issuance of shares of preferred stock could:

•	adversely affect the voting power of the shareholders of our common stock;
•	make it more difficult for a third party to gain control of us;
•	discourage bids for our common stock at a premium; or
•	otherwise adversely affect the market price of our common stock.

As of November 14, 2006, we have issued and outstanding 200,000 shares of Series A Nonconvertible Preferred Stock, all of which are held by an entity controlled by members of the family of Sherwin I. Seligsohn, our Chairman of the Board and Chief Executive Officer. Our Board of Directors has authorized and issued other shares of preferred stock in the past, none of which are currently outstanding, and may do so again at any time in the future.

If the price of our common stock goes down, we may have to issue more shares than are presently anticipated to be issued under our agreement with PPG Industries.

Under our agreements with PPG Industries, we are required to issue to PPG Industries shares of our common stock as partial payment for services rendered by it, though under limited circumstances we are required to compensate PPG Industries fully in cash in lieu of common stock. The number of shares of common stock that we are required to deliver to PPG is determined based on a formula requiring that the lower the price of our common stock at and around the time of issuance, the greater the number of shares that we would be required to issue to PPG Industries. Lower than anticipated market prices for our common stock, and correspondingly greater numbers of shares issuable to PPG Industries, with a resulting increase in the number of shares available for public sale, could cause people to sell our common stock, including in short sales, which could drive down the price of our common stock, thus reducing its value and perhaps hindering our ability to raise additional funds in the future. In addition, such an increase in the number of outstanding shares of our common stock would further dilute existing holders of this stock.

Our executive officers and directors own a large percentage of our common stock and could exert significant influence over matters requiring shareholder approval, including takeover attempts.

Our executive officers and directors, their respective affiliates and the adult children of Sherwin Seligsohn, our Chairman of the Board and Chief Executive Officer, beneficially own, as of November 14, 2006, approximately 16.6% of the outstanding shares of our common stock. Accordingly, these individuals may, as a practical matter, be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations. This concentration also could have the effect of delaying or preventing a change in control of us.

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Because the vast majority of OLED display manufacturers are located in the Asia-Pacific region, we are subject to international operational, financial, legal and political risks which may negatively impact our operations.

Many of our licensees and prospective licensees have a majority of their operations in countries other than the United States, particularly in the Asia-Pacific region. Risks associated with our doing business outside of the United States include, without limitation:

•	compliance with a wide variety of foreign laws and regulations;
•	legal uncertainties regarding taxes, tariffs, quotas, export controls, export licenses and other trade barriers;
•	economic instability in the countries of our licensees, causing delays or reductions in orders for their products and therefore our royalties;
•	political instability in the countries in which our licensees operate, particularly in South Korea relating to its disputes with North Korea and in Taiwan relating to its disputes with China;
•	difficulties in collecting accounts receivable and longer accounts receivable payment cycles; and
•	potentially adverse tax consequences.

Any of these factors could impair our ability to license our OLED technologies and sell our OLED materials, thereby harming our business.

The market price of our common stock might be highly volatile.

The market price of our common stock might be highly volatile, as has been the case with our common stock in the past as well as the securities of many companies, particularly other small and emerging-growth companies. Factors such as the following may have a significant impact on the market price of our common stock in the future:

•	our expenses and operating results;
•	announcements by us or our competitors of technological developments, new product applications or license arrangements; and
•	other factors affecting the flat panel display and related industries in general.

Our operating results may have significant period-to-period fluctuations, which would make it difficult to predict our future performance.

Due to the current stage of commercialization of our OLED technologies and the significant development and manufacturing objectives that we and our licensees must achieve to be successful, our quarterly operating results will be difficult to predict and may vary significantly from quarter to quarter.

We believe that period-to-period comparisons of our operating results are not a reliable indicator of our future performance at this time. Among other factors affecting our period-to-period results, our license and technology development fees often consist of large one-time or annual payments, resulting in significant fluctuations in our revenues. If, in some future period, our operating results or business outlook fall below the expectations of securities analysts or investors, our stock price would be likely to decline and investors in our common stock may not be able to resell their shares at or above their purchase price. Broad market, industry and global economic factors may also materially reduce the market price of our common stock, regardless of our operating performance.

The issuance of additional shares of our common stock could drive down the price of our stock.

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The price of our common stock can be expected to decrease if:

•

other shares of our common stock that are currently subject to restriction on sale become freely salable, whether through an effective registration statement or based on Rule 144 under the Securities Act of 1933, as amended; or

•

we issue additional shares of our common stock that might be or become freely salable, including shares that would be issued upon conversion of our preferred stock or the exercise of outstanding warrants and options.

Because we do not intend to pay dividends, shareholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance further research and development and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

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THE OFFERING

All 91,055 shares of our common stock being offered hereunder are being offered by PPG Industries. These consist of the following shares:

•

3,660 shares of common stock that we issued to PPG Industries on October 19, 2006 as nonrefundable additional consideration for services furnished to us by PPG Industries under our OLED Materials Supply and Service Agreement for the period from April 1, 2006 through June 30, 2006.

•

53,361 shares of common stock that we issued to PPG Industries on October 19, 2006 as nonrefundable consideration for services furnished to us by PPG Industries under our OLED Materials Supply and Service Agreement for the period from July 1, 2006 through September 30, 2006.

•

34,034 shares of common stock that we issued to PPG Industries on October 19, 2006 as nonrefundable consideration for services to be furnished to us by PPG Industries under our OLED Materials Supply and Service Agreement for the period from October 1, 2006 through December 31, 2006.

We entered into an OLED Materials Supply and Service Agreement with PPG Industries effective as of January 1, 2006. The term of this agreement currently extends through December 31, 2008. Pursuant to this agreement, PPG Industries provides us with support and assistance in developing and commercializing various OLED materials in which we have a proprietary interest, as well as certain other services relating to the development and supply of OLED materials that we use and resell to third parties. As described in the subsequent paragraph, PPG Industries receives cash and shares of our common stock as compensation for this work.

Under our OLED Materials Supply and Service Agreement with PPG Industries, we compensate PPG Industries in a combination of cash and shares of our common stock for the services provided to us. Specifically, we pay PPG Industries on a cost-plus basis for the specific services performed by PPG Industries under these agreements during each calendar quarter. We pay PPG Industries for commercial OLED chemicals, analytical services and environmental, health and safety services in all cash. We pay PPG Industries for materials development work in all common stock. Payment for up to 50% of the remaining services – process development work, purchased raw materials, development OLED chemicals and pre-commercial OLED chemicals – may be paid, at our sole discretion, in cash or shares of common stock, with the balance payable in cash. The specific number of shares of common stock issuable to PPG Industries under the agreements is determined based on a formula, with the number of shares based on the average trading price for our common stock during a specified period at the end of that quarter. If, however, this average trading price is less than a specified dollar amount, we are required to compensate PPG Industries entirely in cash.

With respect to the first and third calendar quarters of each year during the term of our OLED Materials Supply and Service Agreement, the shares of common stock payable to PPG Industries are issued shortly following the close of the quarter, based on an actual calculation of the expenses of PPG Industries during the concluded quarter. With respect to the second and fourth quarters of each year during the term of the agreement, the shares are issued at the beginning of the quarter, along with the shares discussed in the previous sentence, based on an estimated budget of expenses the parties expect PPG Industries to incur during the second or fourth quarter in question. In each case, the issuance of the shares is final. If the actual expenses of PPG Industries in the second or fourth quarter are greater or less than the expenses contemplated in the budget, that amount of the difference is added to or subtracted from the expenses calculated for the next calendar quarter for purposes of determining the number of shares to be issued to PPG Industries with respect to that next calendar quarter. This reconciliation does not, however, take into account any increase or diminution in value of the previously issued shares that may occur based on the movement of the market price of our common stock, and, once issued to PPG Industries, no shares are refundable as a result of such reconciliation.

The selling shareholder pursuant to this prospectus may sell the shares of common stock offered for resale in a secondary offering. Under the terms of the transactions described above, we are contractually required to register all of the shares of common stock that are described above.

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USE OF PROCEEDS

The selling shareholder will receive the proceeds from the resale of the shares of common stock. We will not receive any proceeds from the resale of the shares of common stock by the selling shareholder.

SELLING SHAREHOLDER

The following table sets forth information regarding the beneficial ownership of shares of common stock by the selling shareholder as of November 14, 2006, and the number of shares of common stock covered by this prospectus.

The securities listed below have been issued to PPG Industries in a private placement under our OLED Materials Supply and Service Agreement. Under this agreement, PPG Industries has various rights and is subject to certain restrictions. For example, PPG Industries has limited preemptive rights that allow it to purchase shares in certain future offerings of our common stock, or securities convertible into common stock, so that PPG Industries can maintain its overall percentage ownership of our common stock. In addition, PPG Industries is restricted from engaging in “short sales” of our securities during the term of the OLED Materials Supply and Service Agreement, and may not, within the 30-day period following the end of each calendar quarter during the term of the agreement, sell, on any day during that 30-day period, that number of shares of our common stock, or securities convertible into our common stock, which would exceed 25% of the average daily trading volume of our common stock for the 90-day period immediately preceding the 30-day restricted period.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares of our common stock subject to options or warrants held by PPG Industries that are currently exercisable or exercisable within 60 days after November 14, 2006, are deemed outstanding and to be beneficially owned PPG Industries.

Name of Selling Shareholder	Number of Shares Beneficially Owned		Maximum Number of Shares Being Offered	Beneficial Ownership After Resale of Shares

				Number of Shares(1)	Percent(2)

PPG Industries, Inc.(3)	413,344	(4)	91,055	322,289	1.0%

(1)	Assumes the sale of all shares being offered by this prospectus.
(2)

The percentage ownership for PPG Industries is based on 31,266,074 shares of common stock outstanding as of November 14, 2006. In accordance with SEC rules, options to purchase shares of common stock that are exercisable as of November 14, 2006, or will become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares that will be beneficially owned after the resale of the shares being offered by this prospectus include 1,011,381 shares issuable upon the exercise of warrants owned by PPG Industries, Inc. that are currently exercisable.

(3)

PPG Industries is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. As such, we are omitting information regarding the natural persons who exercise voting and dispositive power with respect to these shares.

(4)	Includes:
•	413,344 shares of common stock owned by PPG Industries; and
•	1,011,381 shares of common stock that may be acquired by PPG Industries upon the exercise of warrants that are currently exercisable.

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PLAN OF DISTRIBUTION

The selling shareholder, including any donees, pledgees or other transferees who receive shares from the selling shareholder, may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock my be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling shareholder may sell the shares of common stock by various methods, including one or more of the following:

•

block trades in which the broker or dealer so engaged by the selling shareholder will attempt to sell the shares of common stock as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases by the broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
•	an exchange distribution in accordance with the rules of the exchange;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	negotiated transactions or otherwise, including an underwritten offering;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	in connection with short sales of the shares of common stock;
•

in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options, if permitted under the securities laws; and

•	a combination of any of these methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts may exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholder to sell a specified number of shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker dealer commitment to the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock form time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) at prices and on terms then prevailing at the time of sale, at prices then related to then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of shares of common stock commissions as described above. The selling shareholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

The selling shareholder and any other person selling shares of common stock pursuant to this registration statement will be subject to the Securities Exchange Act of 1934, as amended. The Securities Exchange Act of 1934 rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the selling shareholder. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of common stock and the ability of the selling shareholder and any other person or entity selling shares of common stock pursuant to this registration statement to engage in market-making activities with respect to the shares of common stock.

The selling shareholder and any broker-dealers or agents that participate with the selling shareholder in sales of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with those sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

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From time to time, the selling shareholder may pledge its shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon default by the selling shareholder, the broker may offer and sell such pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholder intends to comply with the prospectus delivery requirements under the Securities Act of 1933, as amended, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933, as amended, that may be required in the event the selling shareholder defaults under any customer agreement with a broker.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholder and related parties against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares by the selling shareholder will be borne by the selling shareholder. The selling shareholder may agree to indemnify brokers, dealers or agents that participate in sales by the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with, and furnish other reports to, the SEC. You can read and copy all of these documents at the SEC’s public reference facilities in Washington, D.C., New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can also read and copy all of the above-referenced documents at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20006. You also may obtain the documents we file with the SEC from the SEC’s Web site on the Internet that is located at http://www.sec.gov.

We “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including filings made (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus but before the end of this offering. The documents that we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005, as amended;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006;
•	Our Current Reports on Form 8-K filed with the SEC on February 21, March 30, May 4 and August 1, 2006; and
•	The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.

You should read the information relating to us in this prospectus, together with the information in the documents incorporated by reference in this prospectus.

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Any statement contained in a document incorporated by reference in this prospectus, unless otherwise indicated in that document, speaks as of the date of the document. Statements contained in this prospectus may modify or replace statements contained in the documents incorporated by reference. In addition, some of the statements contained in one or more of the documents incorporated by reference may be modified or replaced by statements contained in a document incorporated by reference that is filed thereafter.

You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attention: Corporate Secretary, Telephone: (609) 671-0980.

LEGAL OPINION

Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the shares of common stock that may be offered by the prospectus.

EXPERTS

The consolidated financial statements of Universal Display Corporation and subsidiary as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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91,055 Shares

UNIVERSAL DISPLAY CORPORATION

Common Stock

PROSPECTUS

__________, 2006

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$120
Transfer agent and registrar fees	1,000
Printing and engraving fees	1,000
Legal and accounting fees	10,000
Miscellaneous	—
Total	$12,120

The selling shareholder described in the prospectus included herewith will not pay any of the expenses of this offering.

Item 15.	Indemnification of Directors and Officers

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”) contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

The registrant’s Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorney `s fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the registrant or, at the request of the registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

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The registrant’s Bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, by purchasing and maintaining appropriate insurance.

Item 16.	Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit Number	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.

10.1*

OLED Materials Supply and Service Agreement, dated July 29, 2005, between the registrant and PPG Industries, Inc. (filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated by reference herein).

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included as part of the signature page hereof).

*

Confidential treatment has been accorded to certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended or Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that

(A)

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB ((§229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)

If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ewing, state of New Jersey, on November 15, 2006.

UNIVERSAL DISPLAY CORPORATION
By:	/s/ Sidney D. Rosenblatt

Sidney D. Rosenblatt Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director

Each person in so signing also makes, constitutes and appoints Steven V. Abramson and Sidney D. Rosenblatt, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the securities and exchange commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the securities act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sherwin I. Seligsohn	Chief Executive Officer and Chairman of the Board (principal executive officer)	November 15, 2006

Sherwin I. Seligsohn

/s/ Steven V. Abramson	President, Chief Operating Officer and Director	November 15, 2006

Steven V. Abramson

/s/ Sidney D. Rosenblatt	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director (principal financial and accounting officer)	November 15, 2006

Sidney D. Rosenblatt

/s/ Leonard Becker	Director	November 15, 2006

Leonard Becker

/s/ Elizabeth H. Gemmill	Director	November 15, 2006

Elizabeth H. Gemmill

/s/ C. Keith Hartley	Director	November 15, 2006

C. Keith Hartley

/s/ Lawrence Lacerte	Director	November 15, 2006

Lawrence Lacerte